Execution Version	Exhibit 10.04

FIRST AMENDMENT TO LICENSE AGREEMENT REGARDING DIESEL FUEL IN THE EU

This First Amendment to License Agreement regarding Diesel Fuel in the EU (this “Amendment”) is entered as of February 14, 2017 by and between Amyris, Inc., a corporation organizing and existing under the laws of the state of Delaware, with its place of business at 5885 Hollis Street, Suite 100, Emeryville, California 94608 (“Amyris”) and Total Energies Nouvelles Activités USA SAS, a société par actions simplifiée organized and existing under the laws of France, having its head-office at 24 Cours Michelet, 92800 Puteaux, France (“TOTAL”). AMYRIS and TOTAL are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, on March 21, 2016, Amyris and TOTAL entered into a License Agreement regarding Diesel Fuel in the EU (the “Agreement”); and

WHEREAS the Parties now desire to amend certain provisions of the Agreement by entering in this Amendment.

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.      Defined Terms; Construction. All capitalized terms used, but not defined in this Amendment have the same meaning as in the Agreement. References herein to a “Section” of the Agreement include the corresponding “Article” of the Agreement.

2.      Amendment to Section 2.A(i)(d). Pursuant to Section 9.B of the Agreement, Section 2.A(i)(d) of the Agreement is hereby deleted in its entirety and replaced by the following:

“(d)       a royalty-bearing (to be negotiated as described in the prior to last sentence below), right and license under the AMYRIS Licensed IP in each case that is necessary or, in the case of the AMYRIS Farnesene Production IP, useful to Manufacture Licensed Products (x) within the Territory and (y) outside the Territory (Subject to Section 2.E(iv) below), but, in each case, solely for the purposes of Manufacturing, importing, offering for sale, and selling such Licensed Products in the Territory for use in the Field. The license granted under subsection (x) shall be co-exclusive with AMYRIS while the license in (y) shall be non-exclusive. Prior to the Licensed Products first being Manufactured per the license in this Section 2.A(i)(d), TOTAL and AMYRIS will, in good faith, negotiate commercially reasonable terms on a “most favored nation basis” for royalties to be paid to AMYRIS by TOTAL on the sale of such Manufactured Licensed Product in the Territory. Notwithstanding the immediately preceding sentence, it is the intention of the Parties that the license granted under this Section 2.A(i)(d) shall be and hereby is effective immediately upon the Effective Date”

3.      Amendment to Section 2.D(iii)(d). Pursuant to Section 9.B of the Agreement, Section 2.D(iii)(d) of the Agreement is hereby deleted in its entirety and replaced by the following:

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Execution Version	Exhibit 10.04

“(d) The Parties intend that each escrow agreement governing the Escrowed Materials is “an agreement supplementary to” this Agreement, as that phrase is used in section 365(n) of the Bankruptcy Code. TOTAL will have the right to a permanent release of the Escrowed Materials from the Escrow Agent to TOTAL upon the occurrence of any of the following:

(i) at such time as TOTAL is entitled to exercise the license granted in Section 2.A(i)(b);

(ii) upon the filing of a case under the Bankruptcy Code by or against AMYRIS or any Co-Licensor (as such term is defined in Section 7.E.2.);

(iii) if the Bankrupt Entity rejects the Agreement in a case under the Bankruptcy Code and TOTAL has made the 365(n) Election (as such term is defined in Section 2.B.(iii)); or

(iv) if AMYRIS or an AMYRIS Affiliate is a Bankrupt Entity, on the written request by TOTAL to the trustee or debtor in possession in such bankruptcy case, and to Escrow Agent, to provide the Escrowed Materials as contemplated pursuant to Bankruptcy Code section 365(n)(4).”

4.      Amendment to Section 9.G. TOTAL hereby designates the following address for purposes of receiving notice under the Agreement:

c/o Total Raffinage Chimie

2, place Jean Millier – La Défense 6

92078 Paris La Défense Cedex

France
Attn:

Fax. No.:

Email:

With a copy to (which shall not constitute notice)

Legal Department

Total Energies Nouvelles Activités USA

24 Cours Michelet

92800 Courbevoie

France
Attn: Department Head

5.      No Other Changes. Except as specifically modified herein, all other terms of the Agreement shall remain in full force and effect. This Amendment and the Agreement shall be read together, as one document. All references to the Agreement or in any other document referencing the Agreement shall be deemed to be a reference to the Agreement as amended by this Amendment.

[Remainder of page intentionally left blank; signature page follows]

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Execution Version

This Amendment is executed by the authorized representatives of the Parties as of the date first above written.

AMYRIS, INC.		TOTAL ENERGIES NOUVELLES
ACTIVITÉS USA

/s/ John Melo		/s/ Christophe Vuillez

Name :	John Melo	Name :	Christophe Vuillez
Title	President +CEO	Title	Attorney in fact

The following AMYRIS Affiliates existing as of the effective date of this Amendment hereby acknowledge and approve the licenses granted to TOTAL in Section 2.A of the Agreement, as modified by this Amendment.

AMYRIS Fuels LLC		AB Technologies LLC

/s/ John Melo		/s/ John Melo

Name :	John Melo	Name :	John Melo
Title	President	Title	President

AMYRIS Brasil Ltda.

/s/ Eduardo Loosli Silveira		/s/ Erica Baumgarten

Amyris Brasil Ltda
Name :	Eduardo Loosli Silveira	Name :	Erica Baumgarten
Title	Vice Presidente Amyris Brasil	Title	CFO

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